FORM 8-A12B/A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            GP STRATEGIES CORPORATION
             (Exact name of registrant as specified in its charter)


               Delaware                                 13-1926739
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


9 West 57th Street
New York, New York                                        10019
--------------------------------------                  ----------
(Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered

     Preferred Stock Purchase Rights             New York Stock Exchange

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration file number to which this form relates:
                       (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

  Item 1.Description of Registrant's Securities to be Registered

         The Board of Directors of GP Strategies Corporation (the "Company") has approved the Amendment, dated as of December 16, 1999 (the "Amendment"), to the Rights Agreement, dated as of June 23, 1997 and amended on July 22, 1999, between the Company and Harris Trust Company of New York, as Rights Agent. The Amendment is being filed as an exhibit to this Registration Statement and is hereby incorporated herein by reference.

  Item 2.Exhibits

  Exhibit No.         Description

      4.2 Amendment, dated as of December 16, 1999, to the Rights Agreement, dated as of June 23, 1997 and amended on July 22, 1999, between the Company and Harris Trust Company of New York, as Rights Agent.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                GP STRATEGIES CORPORATION.



                                BY: Scott N. Greenberg Executive Vice President
                                    and Chief Financial Officer

  Dated:  December 17, 1999

                                  EXHIBIT INDEX


Exhibit No.                              Description

   4.2 Amendment, dated as of December 16, 1999, to the Rights Agreement, dated as of June 23, 1997 and amended on July 22, 1999, between the Company and Harris Trust Company of New York, as Rights Agent.